UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2019

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)
1174 Castro Street, Suite 210, Mountain View, CA (Address of Principal Executive Offices)	94040 (Zip Code)

650/417-7900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 20, 2019, the Company held its annual meeting of stockholders, at which the Company’s stockholders approved the following three proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 9, 2019.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2019 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	17,737,942	238,864	1,576,901
Zvi Limon	17,082,858	893,948	1,576,901
Bruce A. Mann	13,702,144	4,274,662	1,576,901
Maria Marced	17,813,399	163,407	1,576,901
Peter McManamon	17,738,342	238,464	1,576,901
Sven-Christer Nilsson	10,175,792	7,801,014	1,576,901
Louis Silver	17,083,057	893,749	1,576,901
Gideon Wertheizer	17,844,407	132,399	1,576,901

Proposal 2: Amendment of Certificate of Incorporation

The approval of an amendment to our certificate of incorporation to reduce the number of shares of authorized common stock to 45,000,000, was approved as follows:

19,535,075	6,033	12,599	-0-
For	Against	Abstained	Broker Non-Vote

Proposal 3: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the Company for the fiscal year ending December 31, 2019, was ratified as follows:

18,581,334	970,727	1,646	-0-
For	Against	Abstained	Broker Non-Vote

Proposal 4: Compensation of the Named Executive Officers

The advisory vote to approve the Company’s named executive officer compensation was approved as follows:

12,506,195	4,824,395	646,216	1,576,901
For	Against	Abstained	Broker Non-Vote

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 24, 2019	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer

3